UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 17, 2022
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On November 17, 2022, Construction Partners, Inc. (the “Company”) and each of its wholly owned subsidiaries (collectively, the “Borrowers”) entered into a First Amendment to Third Amended and Restated Credit Agreement with PNC Bank, National Association, as successor to BBVA USA, as administrative agent and lender, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, Inc., each as a joint arranger, and certain other lenders party thereto (the “Amendment” and the “Credit Agreement,” respectively). Among other things, the Amendment modified the provisions of the Credit Agreement requiring a prepayment of outstanding indebtedness following a disposition of property or assets exceeding certain thresholds, so long as no default or event of default exists. As a result of the Amendment, the Borrowers may receive up to $10,000,000 in the aggregate of net cash proceeds from the disposal of property or assets (other than inventory in the ordinary course of business) in any fiscal year without the requirement to prepay any outstanding indebtedness. However, the Borrowers also may reinvest all or any portion of such net cash proceeds in fixed capital or operating assets, including real property (which reinvested amount will not count against the $10,000,000 threshold), provided that (i) if any of the disposed property or assets constitute collateral under the Credit Agreement (as amended), the reinvestment must be in fixed capital or operating investments that also constitute collateral, (ii) the reinvestment (or entry into a definitive agreement providing for such reinvestment) must occur within 180 days after receipt of such net cash proceeds and (iii) if a definitive agreement to reinvest the net cash proceeds has been executed within such 180-day period, then the reinvestment must occur within 180 days after entering into such definitive agreement. Any net cash proceeds not reinvested or subject to a definitive agreement must be applied to the prepayment of the outstanding indebtedness upon the conclusion of the applicable 180-day period.
The foregoing summary of the Amendment is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Item 2.02.    Results of Operation and Financial Condition.
On November 22, 2022, the Company issued a press release announcing its financial results for the fiscal quarter and fiscal year ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.
Item 8.01.    Other Events.
On November 21, 2022, the Company issued a press release announcing its completion of an acquisition transaction. A copy of the press release is furnished as Exhibit 99.2 hereto, and the information contained in Exhibit 99.2 is incorporated herein by reference. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, and will not be incorporated by reference into any registration statement filed under the Securities Act , unless specifically identified therein as being incorporated therein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1*
First Amendment to Third Amended and Restated Credit Agreement, dated as of June 30, 2022, by and among Construction Partners, Inc. and each of its wholly owned subsidiaries, as borrowers, PNC Bank, National Association, as administrative agent and lender, PNC Capital Markets LLC, as joint lead arranger and sole bookrunner, Regions Bank and BofA Securities, Inc., each as a joint arranger, and certain other lenders party thereto

99.1**	Press release dated November 22, 2022
99.2**	Press release dated November 21, 2022
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.
** Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: November 22, 2022	By:	/s/ R. Alan Palmer
R. Alan Palmer
Executive Vice President and Chief Financial Officer